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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 31, 1997, except for paragraph 1 of Note 11, as to which the date is September 24, 1997, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Corixa Corporation for the registration of 3,162,500 shares of its Common Stock.



                                                 /s/ ERNST & YOUNG LLP


Seattle, Washington

September 26, 1997